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                                                                     EXHIBIT 5.1

                           JONES, DAY, REAVIS & POGUE
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022

                                  August 25, 1997

Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio 45202

    Re: Registration on Form S-3 of up to $1,000,000,000 of Securities of Federated Department Stores, Inc.

Ladies and Gentlemen:

    We are acting as counsel to Federated Department Stores, Inc., a Delaware corporation (the "Company"), in connection with the authorization of the possible issuance and sale from time to time by the Company of (i) certain debt securities of the Company (the "Debt Securities"), (ii) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), (iii) shares of one or more series of the Company's preferred stock, par value $.01 per share (the "Preferred Stock"), and (iv) certain warrants to purchase Debt Securities, Common Stock, Preferred Stock, or a combination thereof (the "Warrants"), in each case as contemplated by the Company's Registration Statement on Form S-3 (the "Registration Statement"). The Debt Securities, Common Stock, Preferred Stock, and Warrants are collectively referred to herein as the "Securities." Except as otherwise defined herein, capitalized terms that are defined in the Registration Statement are used herein as so defined.

    We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that:

    1. The Debt Securities, when (a) duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and issued and sold in accordance with the Registration Statement and (b) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company.

    2. The Common Stock, when (a) issued and sold in accordance with the Registration Statement and (b) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, assuming that the Company at such time has authorized but unissued shares of Common Stock remaining under its Certificate of Incorporation, will be validly issued, fully paid and nonassessable.

    3. The Preferred Stock, when (a) issued and sold in accordance with the Registration Statement and the provisions of an applicable Certificate of Designation that has been duly adopted by the Board of Directors of the Company and duly filed in accordance with Delaware law and (b) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable.

    4. The Warrants, when (a) issued and sold in accordance with the Registration Statement and the provisions of an applicable Warrant Agreement and (b) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's
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       Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company.

    In rendering the foregoing opinions, we have assumed that (i) the definitive terms of each class and series of the Securities not presently provided for in the Indenture or the Company's Certificate of Incorporation will have been established in accordance with all applicable provisions of law, the Indenture, the Company's Certificate of Incorporation and By-Laws, and the authorizing resolutions of the Company's Board of Directors, and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and any other appropriate party, (ii) the interest rate on the Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law, (iii) any Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Securities are exercisable, exchangeable or convertible, will have been duly authorized and reserved for issuance, (iv) each Warrant Agreement will have been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto, (v) the Registration Statement, and any amendments thereto, will have become effective, (vi) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement will have been filed with the Commission, (vii) the resolutions authorizing the Company to register, offer, sell, and issue the Securities will remain in effect and unchanged at all times during which the Securities are offered, sold, or issued by the Company, and (viii) all Securities will be issued in compliance with applicable federal and state securities laws.

    In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.

    We understand that prior to offering for sale any Securities you will advise us in writing of the terms of such offering and of such Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement) pursuant to which the Securities are to be offered, sold, and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities or any changes in the Company's capital structure or other pertinent circumstances.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Prospectus under the caption "Validity of Securities."

                                          Very truly yours,
                                          /s/ JONES, DAY, REAVIS & POGUE